                                                                     EXHIBIT 4.2

                       FIRST AMENDMENT TO CREDIT AGREEMENT

      This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 15, 2003 (the "FIRST AMENDMENT"), is entered into among NASHUA CORPORATION, a Massachusetts corporation (the "BORROWER"), whose address is 11 Trafalgar Square, 2nd Floor, Nashua, New Hampshire 03063, FLEET NATIONAL BANK, a national Banking association ("FLEET") and LASALLE BANK NATIONAL ASSOCIATION, a national Banking association ("LASALLE", TOGETHER WITH FLEET, THE "BANKS" AND AS AGENT FOR THE BANKS "AGENT"), whose address is 135 South La Salle Street, Chicago, Illinois 60603

                                R E C I T A L S:

      A. The Borrower and the Banks entered into that certain Credit Agreement dated as of March 1, 2002 (as amended, restated and modified from time to time, the "CREDIT AGREEMENT"), pursuant to which Credit Agreement the Banks each made a Revolving Loan and a Term Loan to the Borrower evidenced by Promissory Notes dated as of March 1, 2002, each in the maximum principal amount of Twenty Million Dollars and 00/100 Cents ($20,000,000.00)(consisting of a $15,000,000.00
Revolving Commitment and a $5,000,000.00 Term Loan Commitment), executed by the Borrower and made payable to the order of each of the Banks (the "PROMISSORY NOTE").

      B. At the present time the Borrower requests, and the Banks are agreeable to, an increase in the maximum principal amount of the Term Loan Commitment, pursuant to the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Banks hereby agree as follows:

                              A G R E E M E N T S:

      1. RECITALS

      The foregoing Recitals are hereby made a part of this First Amendment.

      2. DEFINITIONS

      Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.

      3. AMENDMENTS TO THE CREDIT AGREEMENT

            3.1 Term Loan Commitment. Section 2.1.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

            "Term Loan Commitment. Each Bank agrees to make a loan to the Company (each such loan a "Term Loan") on the First Amendment

      Effective Date in such Bank's Pro Rata Share of Twelve Million Dollars and 00/100 Cents ($12,000,000.00)."

            3.2 Promissory Note. All references in the Credit Agreement to the Promissory Note in the form of Exhibit A to the Credit Agreement shall be deemed to be references to the Replacement Promissory Note in the form of Exhibit A attached hereto and made a part hereof (the "REPLACEMENT PROMISSORY NOTE").

            3.3 Schedule 2.1 - Banks and Pro Rate Shares. Schedule 2.1 to the Credit Agreement is hereby deleted in its entirety and replaced with revised
Schedule 2.1 attached hereto as Exhibit B. All references in the Credit Agreement to Schedule 2.1 shall be deemed to be references to the revised
Schedule 2.1 attached hereto as Exhibit B.

            3.4 Schedule 3.1 - Term Loan Installments. Schedule 3.1 to the Credit Agreement is hereby deleted in its entirety and replaced with revised
Schedule 3.1 attached hereto as Exhibit C. All references in the Credit Agreement to Schedule 3.1 shall be deemed to be references to the revised
Schedule 3.1 attached hereto as Exhibit C.

      4. REPRESENTATIONS AND WARRANTIES

      To induce the Banks to enter into this First Amendment, the Borrower hereby certifies, represents and warrants to the Banks that:

            4.1 Organization

      The Borrower is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of the Borrower is as set forth in the preamble of this First Amendment, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except that some of its operations were conducted under the name Rittenhouse, Rittenhouse Paper Company or Rittenhouse, L.L.C. prior to 2002. The Borrower will not change its name, its organizational identification number, its type of organization, its jurisdiction of organization or other legal structure.

            4.2 Authorization

      The Borrower is duly authorized to execute and deliver this First Amendment and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

            4.3 No Conflicts

      The execution and delivery of this First Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation of the Borrower or of any agreement binding upon the Borrower.

            4.4 Validity and Binding Effect

      The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

            4.5 Compliance with Credit Agreement

      The representation and warranties set forth in Section 9 of the Credit Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Banks and except for such changes as are specifically permitted under the Credit Agreement. In addition, the Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby, including, but not limited to, those set forth in Section 10 thereof.

            4.6 No Event of Default

      As of the date hereof, no Event of Default under Section 12 of the Credit Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

      5. CONDITIONS PRECEDENT

      This First Amendment shall become effective as of the date above first written after receipt by the Banks of the following documents (and the date on which all such conditions precedent have been satisfied or waived by the Banks shall be called the "FIRST AMENDMENT EFFECTIVE DATE"):

            5.1 First Amendment

      This First Amendment executed by the Borrower and the Banks.

            5.2 Replacement Promissory Note

      A Replacement Promissory Note dated as of July 15, 2003 in the maximum principal amount of Twenty-One Million Dollars and 00/100 Cents
($21,000,000.00), executed by the Borrower and made payable to the order of each of the Banks, in the form of Exhibit A attached hereto.

            5.3 Resolutions

      A certified copy of resolutions of the Board of Directors and/or shareholders of the Borrower authorizing the execution, delivery and performance of this First Amendment and the related loan documents.

            5.4 Other Documents

      Such other documents, certificates and/or opinions of counsel as the Banks may request.

      6. GENERAL

            6.1 Governing Law; Severability

      This First Amendment shall be construed in accordance with and governed by the laws of Illinois. Wherever possible each provision of the Credit Agreement and this First Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this First Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this First Amendment.

            6.2 Successors and Assigns

      This First Amendment shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Banks and the successors and assigns of the Banks.

            6.3 Continuing Force and Effect of Loan Documents

      Except as specifically modified or amended by the terms of this First Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this First Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents.

            6.4 Financing Statements

      The Borrower hereby irrevocably authorizes the Banks at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

            6.5 References to Credit Agreement

      Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

            6.6 Expenses

      The Borrower shall pay all costs and expenses in connection with the preparation of this First Amendment and other related loan documents, including, without limitation, reasonable attorneys' fees and time charges of attorneys who may be employees of the Banks or any affiliate or parent of the Banks. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

            6.7 Counterparts

      This First Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Credit Agreement as of the date first above written.

WITNESS:                               NASHUA CORPORATION

/s/ Margaret M. Callan                 By:      /s/ John L. Patenaude
                                       Name:  John L. Patenaude
                                       Title:    Vice President-Finance, Chief
                                                 Financial Officer and Treasurer

WITNESS:                               LASALLE BANK NATIONAL
/s/ Margaret M. Callan                 ASSOCIATION, as Agent

                                       By:        /s/ Brian Sullivan
                                       Name:   Brian Sullivan
                                       Title:     Vice President

WITNESS:                               LASALLE BANK NATIONAL
/s/ Margaret M. Callan                 ASSOCIATION, as Issuing Bank and as
                                       a Bank

                                       By:         /s/ Brian Sullivan
                                       Name:    Brian Sullivan
                                       Title:      Vice President

WITNESS:                               FLEET NATIONAL BANK, as a Bank

/s/ Signature Illegible                By:         /s/ Kenneth R. Sheldon
                                       Name:    Kenneth R. Sheldon
                                       Title:      Vice President

                                    EXHIBIT A

                                     FORM OF
                           REPLACEMENT PROMISSORY NOTE

                                                                   July 15, 2003
$21,000,000                                                    Chicago, Illinois

      The undersigned, for value received, promises to pay to the order of _____________________ (the "Bank") at the principal office of LaSalle Bank National Association (the "Agent") in Chicago, Illinois the principal sum of Twenty-One Million and No/100ths Dollars ($21,000,000) or, if less, the aggregate unpaid amount of all Loans made to the undersigned by the Bank pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Bank), such principal amount to be payable on the dates set forth in the Credit Agreement.

      The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

      This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of March 1, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the
Bank) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. This Note is secured by, among other things, the Collateral Documents, including without limitation, the Mortgage on the Company's Property located in Merrimack, Hillsborough County, New Hampshire, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof.

      The Company hereby promises to pay all reasonable costs and expense (including reasonable Attorney Costs) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand.

      This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

WITNESS:                                        NASHUA CORPORATION

                                                By:
-----------------------                            -----------------------------
                                                Title:
                                                      --------------------------

Schedule attached to Note dated July 15, 2003, of NASHUA CORPORATION payable to the order of _____________________.

Date and          Date and  Repayment of   Interest       Principal  Notation
Amount of Loan    Amount    or Conversion  Period/Unpaid  Balance    Made By
or of Conversion  of Loan   into another   Maturity
from another                type of Loan
type of Loan
--------------------------------------------------------------------------------


                               1. BASE RATE LOANS

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                                 2. LIBOR LOANS

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
                                    EXHIBIT B

                                  SCHEDULE 2.1

                            BANKS AND PRO RATA SHARES

                          Pro Rata Share
                            Of Revolving      Amount of
Bank                     Commitment Amount    Term Loan         Pro Rata Share
----                     -----------------    ---------         --------------
LaSalle Bank National
Association                 $15,000,000       $6,000,000         50.000000000%
Fleet National Bank         $15,000,000       $6,000,000         50.000000000%

TOTALS                      $30,000,000       $12,000,000       100.000000000%

                                    EXHIBIT C

                                  SCHEDULE 3.1

                             TERM LOAN INSTALLMENTS

Date                                        Amount
----                                        ------
9/30/03                                    $850,000
12/31/03                                   $850,000
3/31/04                                    $850,000
6/30/04                                    $850,000
9/30/04                                    $850,000
12/31/04                                   $850,000
3/31/05                                    $850,000
6/30/05                                    $850,000
9/30/05                                    $850,000
12/31/05                                   $850,000
3/31/06                                    $850,000
6/30/06                                    $850,000
9/30/06                                    $850,000
12/31/06                                   $850,000
2/28/07                                    $100,000